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                                                                  Exhibit 4.12.1



                             CERTIFICATE OF TRUST

                                      OF

                               SUNOCO CAPITAL I

          This Certificate of Trust of Sunoco Capital I (the "Trust"), dated June 28, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)
                                                                   -------
3801, et seq.) (the "Act").
      -- ---

          1.   Name.  The name of the business trust formed by this Certificate
               ----
of Trust is Sunoco Capital I.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust with its principal place of business in the State of Delaware is Bankers Trust (Delaware), E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, New Castle County, Delaware 19805-1266.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                            BANKERS TRUST COMPANY,
                            not in its individual capacity but solely as trustee


                            By: /s/ CHRISTOPHER LEW
                                ------------------------------------
                                Name:  Christopher Lew
                                Title: Associate


                            BANKERS TRUST (DELAWARE),
                            not in its individual capacity but solely as trustee


                            By: /s/ M. LISA WILKINS
                                ------------------------------------
                                Name:  M. Lisa Wilkins
                                Title: Assistant Vice President


                             PAUL A. MULHOLLAND

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                            not in his/her individual capacity, but solely as
                            trustee

                            /s/ PAUL A. MULHOLLAND
                            ------------------------------------------

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